UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

RITE AID CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Rite Aid Corporation Pursuant to Rule 14a-6(b)

Under the Securities Exchange Act of 1934

On January 8, 2007, Rite Aid Corporation issued the following press release regarding Institutional Shareholder Services’ and Glass Lewis & Co.’s support of Rite Aid’s acquisition of the Brooks and Eckerd drugstore chains.

INVESTORS:	MEDIA:
Kevin Twomey	Karen Rugen
717-731-6540	717-730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

INSTITUTIONAL SHAREHOLDER SERVICES AND GLASS LEWIS SUPPORT

RITE AID’S ACQUISITION OF THE BROOKS AND ECKERD DRUGSTORE CHAINS

Camp Hill, PA (January 8, 2007) - Rite Aid Corporation (NYSE: RAD) said today that Institutional Shareholder Services (ISS) and Glass Lewis & Co., two of the world’s leading proxy advisory firms, both recommend that Rite Aid stockholders vote “FOR” the issuance of 250 million shares of Rite Aid common stock to The Jean Coutu Group (PJC) Inc. (TSX: PJC.A) as part of Rite Aid’s purchase of the Brooks and Eckerd drugstore chains.  Stockholders are to vote on the proposal at the company’s special meeting of stockholders on January 18, 2007.

Both firms also recommend that Rite Aid stockholders vote to amend the company’s restated certificate of incorporation to increase the number of authorized shares of common stock from 1 billion shares to 1.5 billion shares and to approve the company’s 2006 Omnibus Equity Plan.

Rite Aid announced on August 24, 2006, that it had entered into a definitive agreement to acquire approximately 1,850 Brooks and Eckerd drugstores and distribution centers from The Jean Coutu Group for 250 million shares of Rite Aid common stock, $1.45 billion in cash and the intended assumption of $850 million of The Jean Coutu Group’s long term debt.  Closing of the transaction, which is expected shortly after Rite Aid’s fourth quarter (which ends March 3, 2007), is dependent upon Rite Aid stockholder approval, review under the Hart-Scott Rodino Act and other customary closing conditions.  Rite Aid and The Jean Coutu Group are currently responding to a request for additional information from the Federal Trade Commission (FTC) for the Hart-Scott Rodino review.

ISS, which issued its report to clients January 5, 2007, said it supported the acquisition “based upon the compelling strategic rationale, the significant synergy potential and the market enthusiasm for the deal.” ISS also said in its report: “We note that the Rite Aid share price has appreciated 18% since the deal’s announcement, outperforming both of its primary peers CVS and Walgreen. One reasonable interpretation of this positive relative performance—a rarity for a company making a large acquisition—is that the market believes the proposed transaction will create value.”  The firm added that “acquirers who experience short-term market outperformance tend to create value over the long-term as well.”

Glass Lewis, which issued its report to clients December 21, 2006, said it believes the transaction is beneficial because it “will bolster the company’s growth, provides economies of scale and be accretive to Rite Aid’s earnings in the second year post-closing.”  Glass Lewis also said: “We also note that the transaction will allow the company to remain competitive during a period of aggressive deal making in the pharmaceutical retail industry.”

- MORE -

Rite Aid Press Release - page 2

Mary Sammons, Rite Aid president and CEO, commented: “We are pleased that such leading proxy advisory firms as ISS and Glass Lewis both recognize that the acquisition of the Brooks and Eckerd chains is a unique opportunity for Rite Aid and its stockholders.  The transaction will significantly expand the size of our company with good stores in attractive locations and give us the scale we need to compete more effectively. With approximately 5,000 stores, we’ll be better able to take advantage of the growth opportunities in the retail drugstore sector as well as be better able to withstand competitive challenges to our business.”

Rite Aid Corporation is one of the nation’s leading drugstore chains with annual revenues of $17.3 billion and more than 3,300 stores in 27 states and the District of Columbia.  Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements, our ability to improve the operating performance of our existing stores in accordance with our long term strategy, our ability to hire and retain pharmacists and other store personnel, the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order, competitive pricing pressures, continued consolidation of the drugstore industry, changes in state or federal legislation or regulations, the outcome of lawsuits and governmental investigations, general economic conditions and inflation, interest rate movements,  access to capital, the ability of Rite Aid to consummate the transaction with Jean Coutu Group and realize the benefits of such transaction and our ability to assume the senior subordinated notes .  Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties.  Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.  Forward-looking statements can be identified through the use of words such as “may”, “will”, “intend”, “plan”, “project”, “expect”, “anticipate”, “could”, “should”, “would”, “believe”, “estimate”, “contemplate”, and “possible”.

Additional Information and Where to Find It

Rite Aid has filed with the Securities and Exchange Commission a definitive proxy statement and other materials in connection with the proposed transaction with the Jean Coutu Group.  The proxy statement has been mailed to the stockholders of Rite Aid.  WE URGE STOCKHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Such proxy statement and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission’s website (http://www.sec.gov) or by contacting our Secretary, Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011.

Participants in the Solicitation

Rite Aid and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. The participants in such solicitation may include Rite Aid’s executive officers and directors.  Further information regarding persons who may be deemed participants is available in Rite Aid’s proxy statement filed with the Securities and Exchange Commission in connection with the transaction.

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